Exhibit 99.1

GREENLIGHT CAPITAL RE, LTD. ANNOUNCES PROPOSED

$100 MILLION OFFERING OF CONVERTIBLE NOTES

GRAND CAYMAN, Cayman Islands — August 2, 2018 — Greenlight Capital Re, Ltd. (NASDAQ: GLRE) (the “Company” of “Greenlight Re”), a specialist property and casualty reinsurance company headquartered in the Cayman Islands, today announced that it proposes to offer, subject to market conditions and other factors, $100,000,000 in aggregate principal amount of its Convertible Senior Notes due 2023 (the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Company expects to grant the initial purchasers of the Notes a 30-day option to purchase up to $15,000,000 additional principal amount of the Company’s Notes.

Concurrently with the pricing of the Notes, the Company intends to repurchase up to one million shares of its Class A ordinary shares in order to take advantage of the current market price discount to the book value of the Class A ordinary shares. The Company intends to use a portion of the net proceeds from the sale of the Notes to make such repurchases and to use the remainder of the net proceeds to make contributions to the capital and surplus of one or both of its reinsurance subsidiaries and for general corporate purposes. Any such repurchases may increase, or prevent a decrease in, the market price of the Company’s Class A ordinary shares or the Notes, which could result in a higher effective conversion price for the Notes.

The Notes will be offered and sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act.

The Notes and the Class A ordinary shares issuable upon conversion, if any, have not been and will not be registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Greenlight Capital Re, Ltd.

Established in 2004, Greenlight Re (www.greenlightre.com) is a NASDAQ listed company with specialist property and casualty reinsurance companies based in the Cayman Islands and Ireland. Greenlight Re provides risk management products and services to the insurance, reinsurance and other risk marketplaces. The Company focuses on delivering risk solutions to clients and brokers by whom Greenlight Re’s expertise, analytics and customer service offerings are demanded. With an emphasis on deriving superior returns from both sides of the balance sheet, Greenlight Re manages its assets according to a value-oriented equity-focused strategy that supports the goal of long-term growth in book value per share.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our annual report on Form 10-K filed with the Securities Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information contact:

Investor Relations:

Adam Prior

The Equity Group Inc.

(212) 836-9606

IR@greenlightre.ky

Public Relations/Media:

Mairi Mallon

Rein4ce

+44 (0)203 786 1160

mairi.mallon@rein4ce.co.uk